Exhibit 99.2

FOR IMMEDIATE RELEASE

Contact:	Adam C. Derbyshire	G. Michael Freeman
	Executive Vice President	Associate Vice President, Investor Relations
	and Chief Financial Officer	and Corporate Communications
	919-862-1000	919-862-1000

SALIX PHARMACEUTICALS TO PRESENT AT

TWO INVESTMENT CONFERENCES IN MARCH

RALEIGH, NC, February 25, 2013 - Salix Pharmaceuticals, Ltd. (NASDAQ:SLXP) today announced that the Company will present at two investment conferences during March 2013. Information regarding these conferences is provided below:

Cowen and Company 33rd Annual Health Care Conference

Boston, MA	Monday, March 4	2:50 p.m. ET

25th Annual ROTH Conference

Laguna Niguel, CA	Tuesday, March 19	12:00 Noon ET

Interested parties can access a live audio web cast of the presentation at http://www.salix.com. A replay of the presentation will be available at the same location.

Salix Pharmaceuticals, Ltd., headquartered in Raleigh, North Carolina, develops and markets prescription pharmaceutical products for the treatment of gastrointestinal diseases. Salix’s strategy is to in-license late-stage or marketed proprietary therapeutic drugs, complete any required development and regulatory submission of these products, and market them through the Company’s gastroenterology specialty sales and marketing team.

Salix trades on the NASDAQ Global Select Market under the ticker symbol “SLXP”.

For more information, please visit our Website at www.salix.com or contact the Company at 919-862-1000. Follow us on Twitter (@SalixPharma) and Facebook (www.facebook.com/SalixPharma). Information on our Twitter feed, Face book page and web site is not incorporated in our SEC filings.